UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 11, 2024, Sanara MedTech Inc. (the “Company”) issued a press release announcing the Unit Purchase Agreement (defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On September 10, 2024, Sanara CMP LLC, a wholly owned subsidiary of the Company (“Sanara CMP”), entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with ChemoMouthpiece, LLC (“CMp”), pursuant to which Sanara CMP purchased 100,674.72 common units in CMp for $5.0 million, which represents approximately 6.64% of the issued and outstanding membership interests of CMp immediately following such purchase. CMp is a privately held medical device company that develops and commercializes propriety oral cryotherapy products for cancer patients, including, among other things, CMp’s Chemo Mouthpiece® oral cryotherapy device, which is a 510(k) cleared cryotherapy device designed to reduce the incidence and severity of chemotherapy induced oral mucositis.

In connection with the Unit Purchase Agreement, the Company, CMp, certain subsidiaries of CMp, InfuSystem, Inc. (“InfuSystem”) and SI Healthcare Technologies, LLC, a joint venture entity owned 50/50 by the Company and InfuSystem (“SI Technologies”), entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) pursuant to which SI Technologies was appointed as the sole and exclusive U.S. distributor of CMp’s Standard Chemo Regiment Kits, each kit consisting of the Chemo Mouthpiece® oral cryotherapy device and associated materials used in the treatment of oral mucositis (the “Product”), for a term of five years. In addition, the parties to the Distribution Agreement entered into an Intellectual Property Rights Agreement pursuant to which SI Technologies was granted the exclusive right to use CMp’s intellectual property rights to permit resale and use of the Product in the United States.

On September 4, 2024, the Company, pursuant to its option under its previously disclosed Term Loan Agreement with CRG Servicing LLC dated as of April 17, 2024 (the “Loan Agreement”) borrowed an additional $15.5 million under the Loan Agreement (the “Second Borrowing”). As previously disclosed, the Loan Agreement provides for up to a $55.0 million term loan facility, $15.0 million of which was borrowed at closing on April 17, 2024 (the “First Borrowing”). The First Borrowing and the Second Borrowing each have a maturity date of May 30, 2029, unless earlier prepaid, and bear interest at 13.25% per annum rate. Pursuant to the Loan Agreement, prior to June 30, 2025 and subject to the satisfaction of certain conditions, the Company has the right to draw down a third borrowing of up to $24.5 million. The Company used $5.0 million of the proceeds of the Second Borrowing for the investment in CMp and intends to use the remaining proceeds for permitted acquisition opportunities and for general working capital and corporate purposes.

The description of the Loan Agreement included in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 18, 2024 (the “April 2024 8-K”), is incorporated herein by reference. The description of the Loan Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Loan Agreement filed as Exhibit 10.1 to the April 2024 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued September 11, 2024 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2024

Sanara MedTech Inc.

	By:	/s/ Michael D. McNeil
	Name:	Michael D. McNeil
	Title:	Chief Financial Officer